                                 EXHIBIT 3.12
                                 ------------
                                                          FEDERAL IDENTIFICATION
                                                              NO. 04-2956637
                                                              --------------

/s/ BWG                   The Commonwealth of Massachusetts
-----------                     William Francis Galvin
Examiner                    Secretary of the Commonwealth
                One Ashburton Place, Boston, Massachusetts 02108-1512

/s/ LB N/A
-----------                     ARTICLES OF AMENDMENT
Name                   (General Laws, Chapter 156B, Section 72)
Approved

           I, Courtney P. Snyder, President and Clerk
             -------------------

           of Kendall Square Teleconferencing, Inc.
              -------------------------------------
                        (Exact name of corporation)

           located at: 1 Kendall Square, Cambridge, MA  02139
                       --------------------------------------
                       (Street address of corporation in Massachusetts)

           certify that these Articles of Amendment affecting articles numbered:

           Article V
           ---------------------------------------------------------------------
               (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

           of the Articles of Organization were duly adopted by written consent dated as of October 30, 1997, by vote of:

           1,312   shares of Common Stock        of  1,312  shares then outstanding.
           -----   ------------------------------    -----
                   (type, class & series, if any)

                   shares of                     of         shares outstanding, and
           -----   ------------------------------    -----
                   (type, class & series, if any)

                   shares of                     of         shares outstanding.
           -----   ------------------------------    -----
                   (type, class & series, if any)

 C    [_]
 P    [_]  **being at least a majority of each type, class or series outstanding
 M    [_]    and entitled to vote thereon:
 R.A. [_]
           VOTED: To amend Article 5 of the Corporation's Articles of
                  Organization by deleting in their entirety the restrictions on transfer of the issued and outstanding stock of the Corporation and to authorize the filing of an amendment to the Corporation's Articles of Organization to reflect the deletion of said restrictions on transfer.

           *Delete the inapplicable words.    **Delete the inapplicable clause.
           /1/ For amendments adopted pursuant to Chapter 156B, Section 70.
           /2/ For amendments adopted pursuant to Chapter 156B, Section 71.
           Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1
4          inch. Additions to more than one article may be made on a single
---------- sheet so long as each article requiring each addition is clearly
P.C.       indicated.

   3/27/87

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

--------------------------------------------------------------------------------
         WITHOUT PART VALUE STOCKS           WITH PAR VALUE STOCKS

--------------------------------------------------------------------------------
     TYPE        NUMBER OF SHARES       TYPE    NUMBER OF SHARES     PAR VALUE

--------------------------------------------------------------------------------
Common:                                 Common:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Preferred:                              Preferred:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Change the total authorized to:


--------------------------------------------------------------------------------
         WITHOUT PART VALUE STOCKS           WITH PAR VALUE STOCKS

--------------------------------------------------------------------------------
     TYPE        NUMBER OF SHARES       TYPE    NUMBER OF SHARES     PAR VALUE

--------------------------------------------------------------------------------
Common:                                 Common:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Preferred:                              Preferred:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.


Later effective date: _____________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 9 day of December, 1997.

/s/ Courtney P. Snyder             ,  *President
-----------------------------------
Courtney P. Snyder

/s/ Courtney P. Snyder             ,  *Clerk
-----------------------------------
Courtney P. Snyder


                        *Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS


                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)

          ============================================================

          I hereby approve the within Articles of Amendment, and the filing fee in the amount of $100.00 having been paid, said article is deemed to have been filed with me this 16th day of December, 1997.



          Effective date: ____________________________________________



                          /s/ William Francis Galvin
                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth



                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:


               Jeffrey E. Swaim, Esq.
               Mirick, O'Connell, DeMallie & Lougee, LLP
               1700 Bank of Boston Tower
               Worcester, MA  01608